Exhibit 4.1
AMENDMENT NO. 1 TO
STOCKHOLDER PROTECTION RIGHTS AGREEMENT
     This Amendment No. 1, dated as of January 19, 2007 (this “Amendment”), to the Stockholder Protection Rights Agreement, dated July 18, 2006 (the “Rights Agreement”), by and between Swift Transportation Co., Inc., a Nevada corporation (the “Company”), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent thereunder). Capitalized terms used but not defined herein shall have the meanings set forth in the Rights Agreement.
     WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement;
     WHEREAS, the Company wishes to amend the Rights Agreement and the Board of Directors of the Company has taken all necessary action to effect the same;
     WHEREAS, Section 5.4 of the Rights Agreement provides, among other things, that prior to the Flip-in Date, the Company and the Rights Agent may from time to time amend, and the Rights Agent will duly execute such amendment to, the Rights Agreement without the approval of any holders of Rights;
     WHEREAS, the Company, Saint Corporation, a Nevada corporation (“Parent”), and Saint Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Parent (“MergerCo”), have entered into an Agreement and Plan of Merger, dated as of January 19, 2007 (the “Merger Agreement”), pursuant to which MergerCo will merge with and into the Company (the “Merger”), with the Company surviving the Merger;
     WHEREAS, concurrently with the execution of the Merger Agreement, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, the Company and certain stockholders of the Company entered into a voting agreement (the “Voting Agreement”); and
     WHEREAS, in connection with the Merger, certain stockholders of the Company will contribute to Parent immediately prior to the Effective Time (as defined in the Merger Agreement) certain shares of Common Stock and certain other assets in exchange for shares of capital stock of Parent.
     NOW, THEREFORE, in consideration of the foregoing and mutual agreements set forth in the Rights Agreement and this Amendment, the parties agree as follows:
     1. Amendments to Section 1.1. Section 1.1 of the Rights Agreement is amended as follows:
     (a) To add the following sentence after the last sentence of the definition of “Acquiring Person”:
“Notwithstanding the foregoing or any provision to the contrary in this Agreement, neither Parent nor MergerCo, nor any of their respective Subsidiaries,

Affiliates or Associates, are, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or their acquisition, or their right to acquire, beneficial ownership of Common Stock of the Company as a result of their execution of the Merger Agreement, (ii) the consummation of the Merger (as defined in the Merger Agreement), or (iii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
     (b) To add the following clause immediately before the period at the end of the definition of “Expiration Time”:
“; provided, however, that notwithstanding the foregoing, this Agreement and the Rights established hereby will terminate in all respects as of the Effective Time (as defined in the Merger Agreement). The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Effective Time (as defined in the Merger Agreement), which notice shall specify (i) that the Effective Time (as defined in the Merger Agreement) has occurred, and (ii) the date upon which this Agreement and the Rights established hereby were terminated.”
     (c) To add the following clause immediately before the period at the end of the definition of “Flip-in Date”:
“; provided, however, that notwithstanding the foregoing, a Flip-in Date shall not occur or be deemed to have occurred as a result of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
     (d) To add the following clause immediately before the period at the end of the first sentence of the definition of “Flip-over Transaction or Event”:
“; provided, however, that notwithstanding the foregoing, a Flip-over Transaction or Event shall not occur or be deemed to have occurred as a result of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting

Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
     (e) To insert the following defined terms immediately after the definition of “Market Price”:
“‘Merger Agreement’ shall mean the Agreement and Plan of Merger, dated as of January 19, 2007 (and as may be amended from time to time), by and among Parent, MergerCo and the Company.”
“‘MergerCo’ shall mean Saint Acquisition Corporation, a Nevada corporation and a wholly owned subsidiary of Parent.”
     (f) To insert the following defined term immediately after the definition of “Outside Meeting Date”:
“‘Parent’ shall mean Saint Corporation, a Nevada corporation.”
     (g) To add the following sentence after the last sentence of the definition of “Qualifying Offer”:
“Notwithstanding the foregoing, a Qualifying Offer shall not shall include any offer in connection with the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement.”
     (h) To insert the following defined terms immediately after the definition of “Rights Register”:
“‘Rollover Commitments’ shall mean those equity rollover letters, dated as of January 19, 2007 (as in effect as of the date hereof), by and among Parent and certain stockholders of the Company, pursuant to which such stockholders have committed to contribute to Parent certain shares of Common Stock and certain other assets in exchange for shares of capital stock of Parent.”
     (i) To add the following clause immediately before the period at the end of the definition of “Separation Time”:
“; and provided further, that notwithstanding the foregoing, the Separation Time shall not occur or be deemed to have occurred as a result of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”

     (j) To add the following clause immediately before the period at the end of the definition of “Stock Acquisition Date”:
“; provided, however, that notwithstanding the foregoing, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
2. Amendment to Section 2.3. Section 2.3 of the Rights Agreement is amended to add the following paragraph (h) after paragraph (g) thereof:
“(h) Notwithstanding the foregoing or any provision to the contrary in this Agreement, the Separation Time shall not occur or be deemed to have occurred as a result of the execution of (i) the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
3. Amendment to Section 2.4(b). Section 2.4(b) of the Rights Agreement is amended to add the following proviso at the end of such section:
“; provided, however, that notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 2.4(b) as a result of (i) the execution of the Merger Agreement or the announcement or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement or (ii) the entry into, or consummation of the transactions contemplated or permitted by, the Rollover Commitments (as in effect as of the date hereof) or new Rollover Commitments executed by any of the parties to the Voting Agreement, the Voting Agreement and any other agreements solely among the parties to such agreements in connection with the Merger.”
4. Definitions. The term “Agreement” or “Rights Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby, and all references to the Agreement or Rights Agreement shall be deemed to include this Amendment.
5. Full Force and Effect. This Amendment shall be effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Except as expressly amended hereby, all of the provisions of the Rights Agreement are hereby ratified and confirmed to be in full force and effect in accordance with the provisions thereof on the date hereof.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Nevada applicable to contracts to be made and performed entirely within such State; provided, however, that the rights and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely within such state.
     7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     8. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

SWIFT TRANSPORTATION CO., INC.
By:
Name:
Title:

MELLON INVESTOR SERVICES LLC
By:
Name:
Title: